[PITTSTON LOGO]                    	   The Pittston Company
                                       1000 Virginia Center Parkway
PRESS RELEASE			                   	   P. O. Box 4229
                                       Glen Allen, VA 23058-4229
                                       Tel 804.553.3600
                                       Fax 804.553.3760

Contact:			                            IMMEDIATE RELEASE
Investor Relations
804.553.3708


             PITTSTON TO FOCUS ON BUSINESS AND SECURITY SERVICES

                       Company to Exit Coal Business
               Company to Eliminate Tracking Stock Structure

Richmond, Va., (December 6, 1999) The Pittston Company announced today that its Board of Directors approved a strategic plan designed to improve shareholder value by focusing the Company on the growth of its successful services businesses, exiting the coal business, and eliminating its tracking stock structure. The plan approved by the Board consists of the following:

- Focus The Pittston Company resources on profitably growing the Brink's, Incorporated, Brink's Home Security and BAX
    Global services businesses.

- Exit the coal business in an orderly manner through the disposition of the Company's operations and reserves.

-   Establish a Voluntary Employees' Beneficiary Association
    (VEBA) to tax-efficiently fund certain retiree medical liabilities primarily for retired coal miners and their dependents. The VEBA will receive funding from the proceeds of the disposition of the coal assets.

- Eliminate the Company's tracking stock structure by exchanging each share of Pittston BAX Group Common Stock (NYSE: PZX) for 0.4848 shares of Pittston Brink's Group Common Stock (NYSE: PZB) and each share of Pittston Minerals Group Common Stock (NYSE: PZM) for 0.0817 shares of Pittston Brink's Group Common Stock. Following the exchange, which will occur on January 14, 2000, Pittston Brink's Group Common Stock will be the only outstanding common stock of The Pittston Company.

Michael T. Dan, Chairman, President and Chief Executive Officer of Pittston, commented, "Today's announcement represents a significant first step in repositioning Pittston as a company focused on providing high quality business and security services to its growing customer base. The performance of the coal business and its related liabilities have cast a shadow on these healthy and growing businesses. Exiting the coal business and establishing a mechanism to fund coal legacy liabilities will enable the Company to redirect capital resources and management attention to deliver greater growth and profitability to our shareholders. Our future is in global business and security services where Brink's, Incorporated, Brink's Home Security and BAX Global have superior products and services, strong market positions, and robust growth prospects."

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"Our plan is to invest in and build our successful services businesses," Mr. Dan continued. "In the past year we have strengthened the management in all three strategic businesses.
We see significant opportunities to expand these businesses and further improve their profitability and returns on capital. The strategy announced today will allow us to focus on these opportunities while simultaneously simplifying Pittston's capital structure and beginning to resolve the issues related to our coal history."

Financial Goals

The financial goals for The Pittston Company are to increase shareholder value by providing consistent and predictable performance with continuing margin improvement while adhering to a discipline of creating economic value. The Company anticipates double-digit revenue and profit growth going forward with estimated earnings in the year 2000 of approximately $2.00 per share, excluding any special charges or credits.

Sale of Coal Business

The Company announced its intention to exit the coal business through the sale of the Company's coal mining operations and reserves. Pittston Coal Company is a producer and marketer of low sulphur steam coal and high quality metallurgical coal. In addition, Pittston owns timber and natural gas operations and reserves in the Eastern U.S. and has interests in gold mining and exploration properties in the U.S. and Australia.

Mr. Dan commented, "The management of Pittston Coal Company has done an excellent job improving operations and cash flow under extremely difficult market conditions. Although our coal business is solidly profitable before expenses related to its legacy liabilities, it does not have sufficient production and sales volumes to generate consistently attractive returns after these charges. We shall seek the maximum value for these assets.
 John T. Boyd Company, an international mining consulting firm, has completed an evaluation of these assets and will assist in their sale. An investment banking firm will also be retained."

Establishment of a Voluntary Employees' Beneficiary Association (VEBA)

After nearly seventy-years in the coal business, Pittston is obligated for substantial legacy costs, consisting primarily of certain retiree medical liabilities, black lung medical expenses, workers' compensation and reclamation expenses. In order to address these legacy costs and to manage their impact on the Company, the VEBA has been established to fund certain retiree medical liabilities.

"The establishment of the VEBA is an important first step in containing the impact of our coal retiree liabilities on Pittston. While proceeds from the sale of our coal business will provide partial funding, additional funding will be required over time. We intend to actively manage these liabilities in order to minimize future cash costs," Mr. Dan noted.

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Exchange of Shares

Currently Pittston has three tracking stocks representing Pittston Brink's Group, Pittston BAX Group, and Pittston Minerals Group. The tracking stock structure will be eliminated through the exchange of each share of Pittston BAX Group Common Stock for 0.4848 shares of Pittston Brink's Group Common Stock, and each share of Pittston Minerals Group Common Stock for
0.0817 shares of Pittston Brink's Group Common Stock. After the completion of the exchange on January 14, 2000, Pittston Brink's Group Common Stock will be the only outstanding common stock of The Pittston Company. The Company does not expect this exchange to be taxable to shareholders. Shareholders of Pittston Brink's Group Common Stock will continue to hold their existing shares.

Mr. Dan continued his comments saying, "The exit from the coal business, the establishment of the VEBA, and the return to a single Pittston stock will give us the flexibility to more effectively allocate resources and manage liabilities. This will enable Pittston to better grow its services businesses and increase overall shareholder value. The historically strong earnings position of Brink's, Incorporated and Brink's Home Security combined with the turnaround in progress at BAX Global will form the foundation for very attractive earnings growth for Pittston in the future. Pittston's tracking stock structure was very successful in enhancing shareholder value when it was first introduced in 1993 and expanded in 1996. However, given our substantial legacy costs, as coal market conditions have continued to weaken and the profitability of our coal business has deteriorated, the tracking stock structure has not resulted in appropriate valuations of our three stocks."

The exchange ratios for the Pittston BAX Group Common Stock and the Pittston Minerals Group Common Stock have been calculated pursuant to the formula fixed and approved by shareholders of the Company at the creation of the tracking stocks in 1993 and 1996.
 The pre-established formula provides that holders of Pittston BAX Group Common Stock and Pittston Minerals Group Common Stock will receive Pittston Brink's Group Common Stock with a Fair Market Value equal to 115 percent of the Fair Market Value of their respective stocks. The "Fair Market Value" of each class of common stock is determined by taking the average of the closing prices of that class of common stock on the New York Stock Exchange composite tape for the 10 trading days beginning 30 trading days prior to this announcement, which is the period October 22, 1999 through November 4, 1999.

The Company plans to continue to pay dividends on Pittston
Brink's Group Common Stock at the current annual rate of 10 cents per share.

Formal notification to shareholders of the exchange will be mailed on or about December 10, 1999. No regulatory or shareholder approvals are required to effect the exchange. After the exchange is complete, total shares of Pittston Brink's Group Common Stock (for purposes of calculating E.P.S.) will increase from approximately 39 million shares to approximately 49 million shares.

                              -more-

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The Pittston Company is a diversified business and security services company with interests in four businesses: Brink's, Incorporated, the world's largest and the premier provider of cash management and transportation services; Brink's Home Security, a U.S. leader in residential security with about 650,000 subscribers; BAX Global, a worldwide provider of specialized transportation and supply chain management services; and Pittston Minerals Group, with interests in coal, gold and other natural resources.

This release contains both historical and forward-looking information.
 Statements regarding expected performance and progress, shareholder value, financial performance, including profit and earnings growth, earnings per share, EBITDA, margins, revenues, profitability, return on capital and creation of economic value, prospects to grow the Company, investment grade ratings, new products and services, customer retention, cash flow and availability, the turnaround at BAX Global, investment in the Company's services businesses, allocation of resources, dividends, disposition of the Company's coal mining operations and reserves, management and funding of the coal legacy costs and future cash costs involve forward-looking information which is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those which are anticipated. Such risks, uncertainties and contingencies, many of which are beyond the control of The Pittston Company, include, but are not limited to, overall domestic and international economic and business conditions, currency exchange rates, the domestic and international demand for the Company's services, pricing and other competitive factors in the industry, government regulations and/or legislative initiatives, required permits and approvals, judicial decisions, customer service, inflation rates, interest rates, variations in costs or expenses, fuel prices, delays or problems in the implementation of Year 2000 initiatives by the Company and/or any public or private sector supplier, service provider or customer, contractual disputes, the ultimate outcome of efforts to sell certain assets, the cost of providing certain welfare benefits to eligible employees, retirees, and their dependents, reclamation costs, and other coal legacy costs.

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Contact:
Investor Relations
(804) 553-3708